Exhibit 99.1

FOR IMMEDIATE RELEASE	IR CONTACT:	Deborah Crawford
Wednesday, January 27, 2010		VP, Investor Relations
(408) 540-3712

	PR CONTACT:	Steve Swasey
VP, Corporate Communications
(408) 540-3947

Netflix Announces Q4 2009 Financial Results

Subscribers – 12.3 million

Revenue – $444.5 million

GAAP Net Income – $30.9 million

GAAP EPS – $0.56 per diluted share

LOS GATOS, Calif., January 27, 2010 – Netflix, Inc. (Nasdaq: NFLX) today reported results for the fourth quarter and year ended December 31, 2009.

“Adding more than one million net new subscribers in the fourth quarter and nearly three million over the full year highlights the growing appeal of the Netflix service as we further expand access to and adoption of streaming movies and TV episodes over the Internet,” said Reed Hastings, Netflix co-founder and chief executive officer. “In 2010, we expect to extend our operating momentum as we grow the business both rapidly and profitably.”

Earnings Call Format

Netflix is changing the format of the company’s fourth quarter earnings conference call. The call will consist solely of Q&A. In conjunction with the press release, the company has posted a written version of management’s commentary to its Web site at http://ir.netflix.com. The conference call will be webcast today at 6:00 p.m. Eastern Time / 3:00 p.m. Pacific Time. If the format change is well received, future earnings calls will follow the same format. Please see conference call details below.

Fourth-Quarter and Fiscal-Year 2009 Financial Highlights

Subscribers. Netflix ended the fourth quarter of 2009 with approximately 12,268,000 total subscribers, representing 31 percent year-over-year growth from 9,390,000 total subscribers at the end of the fourth quarter of 2008 and 10 percent sequential growth from 11,109,000 subscribers at the end of the third quarter of 2009.

Net subscriber change in the quarter was an increase of 1,159,000 compared to an increase of 718,000 for the same period of 2008 and an increase of 510,000 for the third quarter of 2009.

Gross subscriber additions for the quarter totaled 2,803,000, representing 34 percent year-over-year growth from 2,085,000 gross subscriber additions in the fourth quarter of 2008 and 29 percent quarter-over-quarter growth from 2,180,000 gross subscriber additions in the third quarter of 2009.

Of the 12,268,000 total subscribers at quarter end, 97 percent, or 11,892,000, were paid subscribers. The other 3 percent, or 376,000, were free subscribers. Paid subscribers represented 98 percent of total subscribers at the end of the fourth quarter of 2008 and at the end of the third quarter of 2009.

Revenue for the fourth quarter of 2009 was $444.5 million, representing 24 percent year-over-year growth from $359.6 million for the fourth quarter of 2008, and a 5 percent sequential increase from $423.1 million for the third quarter of 2009. Revenue for fiscal 2009 was $1.67 billion, up 22 percent from $1.365 billion for fiscal 2008.

Gross margin1 for the fourth quarter of 2009 was 38.0 percent compared to 35.2 percent for the fourth quarter of 2008 and 34.9 percent for the third quarter of 2009. Gross margin for fiscal 2009 was 35.4 percent compared to 33.3 percent for fiscal 2008.

GAAP net income for the fourth quarter of 2009 was $30.9 million, or $0.56 per diluted share compared to GAAP net income of $22.7 million, or $0.38 per diluted share, for the fourth quarter of 2008 and GAAP net income of $30.1 million, or $0.52 per diluted share, for the third quarter of 2009. GAAP net income grew 36 percent on a year-over-year basis and GAAP EPS grew 47 percent on a year-over-year basis.

GAAP net income for fiscal 2009 was $115.9 million, or $1.98 per diluted share compared to GAAP net income of $83.0 million, or $1.32 per diluted share, for fiscal 2008. GAAP net income grew 40 percent on a year-over-year basis and GAAP EPS grew 50 percent on a year-over-year basis.

Non-GAAP net income was $32.7 million, or $0.59 per diluted share, for the fourth quarter of 2009 compared to non-GAAP net income of $24.6 million, or $0.41 per diluted share, for the fourth quarter of 2008 and non-GAAP net income of $32.1 million, or $0.55 per diluted share, for the third quarter of 2009. Non-GAAP net income grew 33 percent on a year-over-year basis and non-GAAP EPS grew 44 percent on a year-over-year basis.

Non-GAAP net income was $123.5 million, or $2.11 per diluted share, for fiscal 2009 compared to non-GAAP net income of $90.7 million, or $1.44 per diluted share, for fiscal 2008. Non-GAAP net income grew 36 percent on a year-over-year basis and non-GAAP EPS grew 47 percent on a year-over-year basis.

Non-GAAP net income equals net income on a GAAP basis before stock-based compensation expense, net of taxes.

Stock-based compensation was $3.0 million for the fourth quarter of 2009, compared to $3.2 million for the fourth quarter of 2008 and for the third quarter of 2009. Stock-based compensation for fiscal 2009 was $12.6 million compared to $12.3 million for fiscal 2008. Stock-based compensation is presented in the same lines of the Consolidated Statements of Operations as cash compensation paid to the same individuals.

Subscriber acquisition cost2 for the fourth quarter of 2009 was $25.23 per gross subscriber addition compared to $26.67 for the same period of 2008 and $26.86 for the third quarter of 2009. Subscriber acquisition cost for fiscal 2009 was $25.48 per gross subscriber addition compared to $29.12 for fiscal 2008.

[1]	Gross margin is defined as revenues less cost of subscription and fulfillment expenses divided by revenues.
[2]

Subscriber acquisition cost is defined as the total marketing expense, which includes stock-based compensation for marketing personnel, on the Company’s Consolidated Statements of Operations divided by total gross subscriber additions during the quarter.

Churn3 for the fourth quarter of 2009 was 3.9 percent compared to 4.2 percent for the fourth quarter of 2008 and 4.4 percent for the third quarter of 2009. Churn includes free subscribers as well as paying subscribers who elect not to renew their monthly subscription service during the quarter.

Percentage of subscribers who watched instantly more than 15 minutes of a TV episode or movie in the fourth quarter of 2009 was 48 percent compared to 28 percent for the same period of 2008 and 41 percent for the third quarter of 2009.

Free cash flow4 for the fourth quarter of 2009 was $30.2 million compared to $51.0 million in the fourth quarter of 2008 and $25.5 million for the third quarter of 2009. Free cash flow for fiscal 2009 was $97.1 million compared to $94.7 million in fiscal 2008.

Cash provided by operating activities for the fourth quarter of 2009 was $105.8 million compared to $92.1 million for the fourth quarter of 2008 and $78.3 million for the third quarter of 2009. Cash provided by operating activities for fiscal 2009 was $325.1 million compared to $284.0 million for fiscal 2008.

Business Outlook

The Company’s performance expectations for the first quarter of 2010 and full-year 2010 are as follows:

First-Quarter 2010

•	Ending subscribers of 13.5 million to 13.8 million

•	Revenue of $490 million to $496 million

•	GAAP net income of $26 million to $32 million

•	GAAP EPS of $0.47 to $0.58 per diluted share

Full-Year 2010

•	Ending subscribers of 15.5 million to 16.3 million

•	Revenue of $2.05 billion to $2.11 billion

•	GAAP net income of $125 million to $137 million

•	GAAP EPS of $2.28 to $2.50 per diluted share

Earnings Call

The Company has posted a written version of management’s commentary to its Web site at http://ir.netflix.com. Therefore, the conference call, which will be webcast today at 6:00 p.m. Eastern Time / 3:00 p.m. Pacific Time, will consist solely of Q&A, with questions submitted via email. Please email your questions to dcrawford@netflix.com. The company will read the questions aloud on the call and respond to as many questions as possible. All media inquiries should be directed to Steve Swasey at (408) 540-3947or sswasey@netflix.com.

Following completion of the call, a replay of the webcast will be available at http://ir.netflix.com. The telephone replay of the call will be available from approximately 6:00 p.m. Pacific Time on January 27, 2010 through midnight on February 2, 2010. To listen to a replay, call (719) 457-0820, access code 5243602.

[3]	Churn is a monthly measure defined as customer cancellations in the quarter divided by the sum of beginning subscribers and gross subscriber additions, then divided by three months.
[4]

Free cash flow is defined as cash provided by operating activities and investing activities excluding the non-operational cash flows from purchases and sales of short-term investments and cash flows from investment in business.

Use of Non-GAAP Measures

Management believes that non-GAAP net income is a useful measure of operating performance because it excludes the non-cash impact of stock option accounting. In addition, management believes that free cash flow is a useful measure of liquidity because it excludes the non-operational cash flows from purchases and sales of short-term investments, cash flows from investment in business and cash flows from financing activities. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP. A reconciliation to the GAAP equivalents of these non-GAAP measures is contained in tabular form on the attached unaudited financial statements.

About Netflix

With more than 12 million members, Netflix, Inc. (Nasdaq: NFLX) is the world’s largest subscription service streaming movies and TV episodes over the Internet and sending DVDs by mail. For $8.99 a month, Netflix members can instantly watch unlimited TV episodes and movies streamed to their TVs and computers and can receive unlimited DVDs delivered quickly to their homes. With Netflix, there are never any due dates or late fees. Members can select from a growing library of titles that can be watched instantly and a vast array of titles on DVD. Among the large and expanding base of devices that can stream movies and TV episodes from Netflix right to members’ TVs are Microsoft’s Xbox 360 and Sony’s PS3 game consoles and, this spring, Nintendo’s Wii console; Blu-ray disc players from Samsung, LG and Insignia; Internet TVs from LG, Sony and VIZIO; the Roku digital video player and TiVo digital video recorders. For more information, visit http://www.netflix.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our subscriber growth, revenue, GAAP net income and earnings per share for the first quarter of 2010 and the full-year 2010. The forward-looking statements in this release are subject to risks and uncertainties that could cause actual results and events to differ, including, without limitation: our ability to attract new subscribers and retain existing subscribers; our ability to manage our subscriber acquisition cost as well as the cost of content delivered to our subscribers; fluctuations in consumer usage of our service; the continued availability of content on terms and conditions acceptable to us; maintenance and expansion of device platforms for instant streaming; continued weakness in the U.S. economy and its affect on online commerce or the filmed entertainment industry; conditions that effect our delivery through the U.S. Postal Service, including regulatory changes and postal rate increases; changes in the costs of acquiring DVDs or electronic content; consumer spending on DVDs and related products; disruption in service on our website or with our computer systems; competition and widespread consumer adoption of different modes of viewing in-home filmed entertainment. A detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements is included in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 25, 2009. We undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Netflix, Inc.

Consolidated Statements of Operations

(unaudited)

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Revenues	$444,542	$423,120	$359,595	$1,670,269	$1,364,661
Cost of revenues:
Subscription	231,598	233,091	193,635	909,461	761,133
Fulfillment expenses *	43,888	42,183	39,211	169,810	149,101

Total cost of revenues	275,486	275,274	232,846	1,079,271	910,234

Gross profit	169,056	147,846	126,749	590,998	454,427
Operating expenses:
Technology and development *	33,209	30,014	24,052	114,542	89,873
Marketing *	70,715	58,556	55,617	237,744	199,713
General and administrative *	13,524	11,543	10,762	51,333	49,662
Gain on disposal of DVDs	(1,741)	(1,604)	(1,603)	(4,560)	(6,327)

Total operating expenses	115,707	98,509	88,828	399,059	332,921

Operating income	53,349	49,337	37,921	191,939	121,506
Other income (expense):
Interest expense	(4,457)	(674)	(677)	(6,475)	(2,458)
Interest and other income (expense)	2,444	1,808	852	6,728	12,452

Income before income taxes	51,336	50,471	38,096	192,192	131,500
Provision for income taxes	20,423	20,330	15,364	76,332	48,474

Net income	$30,913	$30,141	$22,732	$115,860	$83,026

Net income per share:
Basic	$0.58	$0.54	$0.39	$2.05	$1.36
Diluted	$0.56	$0.52	$0.38	$1.98	$1.32
Weighted average common shares outstanding:
Basic	53,609	56,146	58,906	56,560	60,961
Diluted	55,479	57,938	60,311	58,416	62,836

* Stock-based compensation included in expense line items:
Fulfillment expenses	$59	$99	$126	$380	$466
Technology and development	1,023	1,169	1,095	4,453	3,890
Marketing	433	452	462	1,786	1,886
General and administrative	1,461	1,512	1,511	5,999	6,022

Reconciliation of Non-GAAP Financial Measures
(unaudited)
Non-GAAP net income reconciliation:
GAAP net income	$30,913	$30,141	$22,732	$115,860	$83,026
Stock-based compensation	2,976	3,232	3,194	12,618	12,264
Income tax effect of stock-based compensation	(1,184)	(1,302)	(1,287)	(5,017)	(4,585)

Non-GAAP net income	$32,705	$32,071	$24,639	$123,461	$90,705

Non-GAAP net income per share:
Basic	$0.61	$0.57	$0.42	$2.18	$1.49
Diluted	$0.59	$0.55	$0.41	$2.11	$1.44
Weighted average common shares outstanding:
Basic	53,609	56,146	58,906	56,560	60,961
Diluted	55,479	57,938	60,311	58,416	62,836

Netflix, Inc.

Consolidated Balance Sheets

(unaudited)

(in thousands, except share and par value data)

	As of
	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$134,224	$139,881
Short-term investments	186,018	157,390
Prepaid expenses	12,491	8,122
Prepaid revenue sharing expenses	17,133	18,417
Current content library, net	37,329	18,691
Other assets	23,818	16,424

Total current assets	411,013	358,925
Content library, net	108,810	98,547
Property and equipment, net	131,653	124,948
Deferred tax assets	15,958	22,409
Other non-current assets	12,300	10,595

Total assets	$679,734	$615,424

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$91,475	$100,344
Accrued expenses	33,387	31,394
Current portion of lease financing obligations	1,410	1,152
Deferred revenue	100,097	83,127

Total current liabilities	226,369	216,017
Long-term debt	200,000	—
Lease financing obligations, excluding current portion	36,572	37,988
Other non-current liabilities	17,650	14,264

Total liabilities	480,591	268,269
Stockholders’ equity:
Common stock, $0.001 par value; 160,000,000 shares authorized at December 31, 2009 and 2008; 53,440,073 and 58,862,478 issued and outstanding at December 31, 2009 and 2008, respectively	53	62
Additional paid-in capital	—	338,577
Treasury stock at cost (3,491,084 shares at December 31, 2008)	—	(100,020)
Accumulated other comprehensive income, net	273	84
Retained earnings	198,817	108,452

Total stockholders’ equity	199,143	347,155

Total liabilities and stockholders’ equity	$679,734	$615,424

Netflix, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended			Twelve Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Cash flows from operating activities:
Net income	$30,913	$30,141	$22,732	$115,860	$83,026
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property, equipment and intangibles	10,238	9,618	9,141	38,044	32,454
Amortization of content library	60,261	56,690	47,579	219,490	209,757
Amortization of discounts and premiums on investments	168	126	184	607	625
Amortization of debt issuance costs	1,124	—	—	1,124	—
Stock-based compensation expense	2,976	3,232	3,194	12,618	12,264
Excess tax benefits from stock-based compensation	(3,584)	(1,600)	(753)	(12,683)	(5,220)
Loss on disposal of property and equipment	—	—	—	254	101
(Gain) loss on sale of short-term investments	(54)	(984)	618	(1,509)	(3,130)
Gain on disposal of DVDs	(2,607)	(2,491)	(3,494)	(7,637)	(13,350)
Gain on sale of investment in business	(1,783)	—	—	(1,783)	—
Deferred taxes	1,789	(15)	1,350	6,328	(5,905)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(9,390)	7,625	11,038	(11,001)	(4,181)
Content library	(22,785)	(9,998)	(11,123)	(64,217)	(48,290)
Accounts payable	8,894	(13,173)	(7,917)	(2,256)	7,111
Accrued expenses	7,506	2,752	171	13,169	(1,824)
Deferred revenue	20,974	(1,372)	17,232	16,970	11,462
Other assets and liabilities	1,177	(2,240)	2,148	1,685	9,137

Net cash provided by operating activities	105,817	78,311	92,100	325,063	284,037

Cash flows from investing activities:
Purchases of short-term investments	(125,841)	(21,006)	(76,118)	(228,000)	(256,959)
Proceeds from sale of short-term investments	36,037	85,904	58,723	166,706	304,163
Proceeds from maturities of short-term investments	4,688	3,480	1,000	35,673	3,170
Purchases of property and equipment	(22,433)	(9,994)	(7,471)	(45,932)	(43,790)
Acquisitions of intangible asset	—	—	—	(200)	(1,062)
Acquisitions of content library	(57,048)	(46,273)	(38,295)	(193,044)	(162,849)
Proceeds from sale of DVDs	3,934	3,345	4,695	11,164	18,368
Proceeds from sale of investment in business	7,483	—	—	7,483	—
Investment in business	—	—	—	—	(6,000)
Other assets	(72)	134	(32)	71	(1)

Net cash provided by (used in) investing activities	(153,252)	15,590	(57,498)	(246,079)	(144,960)

Cash flows from financing activities:
Principal payments of lease financing obligations	(300)	(294)	(237)	(1,158)	(823)
Proceeds from issuance of common stock	9,182	2,725	3,231	35,274	18,872
Excess tax benefits from stock-based compensation	3,584	1,600	753	12,683	5,220
Borrowings on line of credit, net of issuance costs	18,978	—	—	18,978	—
Payments on line of credit	(20,000)	—	—	(20,000)	—
Proceeds from issuance of debt, net of issuance costs	193,917	—	—	193,917	—
Repurchases of common stock	(79,419)	(129,686)	(9,992)	(324,335)	(199,904)

Net cash provided by (used in) financing activities	125,942	(125,655)	(6,245)	(84,641)	(176,635)

Net increase (decrease) in cash and cash equivalents	78,507	(31,754)	28,357	(5,657)	(37,558)
Cash and cash equivalents, beginning of period	55,717	87,471	111,524	139,881	177,439

Cash and cash equivalents, end of period	$134,224	$55,717	$139,881	$134,224	$139,881

Non-GAAP free cash flow reconciliation:
Net cash provided by operating activities	$105,817	$78,311	$92,100	$325,063	$284,037
Purchases of property and equipment	(22,433)	(9,994)	(7,471)	(45,932)	(43,790)
Acquisitions of intangible asset	—	—	—	(200)	(1,062)
Acquisitions of content library	(57,048)	(46,273)	(38,295)	(193,044)	(162,849)
Proceeds from sale of DVDs	3,934	3,345	4,695	11,164	18,368
Other assets	(72)	134	(32)	71	(1)

Non-GAAP free cash flow	$30,198	$25,523	$50,997	$97,122	$94,703

Netflix, Inc.

Consolidated Other Data

(unaudited)

(in thousands, except percentages, average monthly revenue per paying subscriber, average monthly gross profit per paying subscriber and subscriber acquisition cost)

	As of / Three Months Ended
	December 31, 2009	September 30, 2009	December 31, 2008
Subscriber information:
Subscribers: beginning of period	11,109	10,599	8,672
Gross subscriber additions: during period	2,803	2,180	2,085
Gross subscriber additions year-to-year change	34.4%	42.7%	39.5%
Gross subscriber additions quarter-to-quarter sequential change	28.6%	12.6%	36.5%
Less subscriber cancellations: during period	(1,644)	(1,670)	(1,367)
Subscribers: end of period	12,268	11,109	9,390
Subscribers year-to-year change	30.6%	28.1%	25.6%
Subscribers quarter-to-quarter sequential change	10.4%	4.8%	8.3%
Free subscribers: end of period	376	274	226
Free subscribers as percentage of ending subscribers	3.1%	2.5%	2.4%
Paid subscribers: end of period	11,892	10,835	9,164
Paid subscribers year-to-year change	29.8%	27.6%	25.1%
Paid subscribers quarter-to-quarter sequential change	9.8%	4.4%	7.9%
Average monthly revenue per paying subscriber	$13.04	$13.30	$13.58
Average monthly gross profit per paying subscriber	$4.96	$4.65	$4.79
Percentage of subscribers who watched instantly more than 15 minutes of a TV episode or movie	48%	41%	28%
Churn	3.9%	4.4%	4.2%
Subscriber acquisition cost	$25.23	$26.86	$26.67
Margins:
Gross margin	38.0%	34.9%	35.2%
Operating margin	12.0%	11.6%	10.5%
Net margin	7.0%	7.1%	6.3%
Expenses as percentage of revenues:
Technology and development	7.5%	7.1%	6.7%
Marketing	15.9%	13.8%	15.5%
General and administrative	3.0%	2.7%	3.0%
Gain on disposal of DVDs	(0.4)%	(0.3)%	(0.5)%

Total operating expenses	26.0%	23.3%	24.7%
Year-to-year change:
Total revenues	23.6%	24.0%	18.9%
Subscription	19.6%	24.9%	14.8%
Fulfillment expenses	11.9%	11.2%	25.0%
Technology and development	38.1%	28.4%	30.3%
Marketing	27.1%	19.0%	7.6%
General and administrative	25.7%	(1.7)%	(20.7)%
Gain on disposal of DVDs	8.6%	(1.5)%	(5.5)%
Total operating expenses	30.3%	19.1%	8.3%